Exhibit 10.1

Execution Copy

AMENDMENT To Employment agreement

This Amendment to Employment Agreement (this “Amendment”) is entered into as of the 22nd day of November, 2015, by and between TeleCommunication Systems, Inc. (the “Company”) and Maurice B. Tosé (“Executive”).

Recitals

A.          Executive entered into that certain Employment Agreement with the Company dated March 1, 2014 (the “Employment Agreement”).

B.          Contemporaneously with the execution and delivery of this Amendment, the Company is entering into an Agreement and Plan of Merger of even date herewith (as amended, restated, supplemented or modified from time to time, the “Merger Agreement”) with Comtech Telecommunications Corp., a Delaware corporation (“Parent”), and Typhoon Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of Parent.

C.          The Company and Executive wish to amend and clarify the Employment Agreement as set forth herein.

Now, Therefore, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Agreement

1.          Amendment to the Employment Agreement.  The Employment Agreement be and hereby is amended as follows:

a.	Section 4.3.1 of the Employment Agreement is amended and restated to read as follows:

“Termination Events Triggering Compensation.  Company shall pay or cause to be paid to Executive such compensation as provided in Section 4.3.2, if Executive’s employment under this Agreement is terminated by Company without Good Cause or by Executive for Good Reason, in either case at any time between November 22, 2015 and a Change in Control (as defined in Section 4.3.3) or coincident with or within 24 months after a Change in Control (as defined in Section 4.3.3).”

2.          Merger Agreement.  Notwithstanding anything to the contrary contained herein, this Amendment will terminate, and will be null and void ab initio, upon any termination of the Merger Agreement.

3.          Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.          Entire Agreement.  This Amendment and the Employment Agreement (including the exhibit attached thereto) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof.  The recitals set forth above are hereby incorporated by reference herein.

5.          Counterparts; Facsimile Signatures.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  This Amendment may also be executed and delivered by facsimile or email transmission and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

In Witness Whereof, the parties hereto have executed this Employment Agreement Amendment as of the date set forth in the first paragraph hereof.

COMPANY:

TELECOMMUNICATION SYSTEMS, INC.

By:	/s/ Don Carlos Bell, III
Name:	Don Carlos Bell, III
Title:	Chairman of the Special Committee

EXECUTIVE:

By:	/s/ Maurice B. Tosé
Name:	Maurice B. Tosé

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